SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005 (April 7, 2005)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-13489	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

On April 7, 2005, National HealthCare Corporation issued a press release announcing the appointment of Steve Flatt to the newly created position of Senior Vice President of Development. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: April 7, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated April 7, 2005

EXHIBIT 99

For release: April 7, 2005

Contact: Gerald Coggin, Senior Vice President

Phone: (615-890-2020)

Flatt to Plot Future Growth for NHC

MURFREESBORO, Tenn. - National HealthCare Corporation (AMEX: NHC), one of the nation's oldest long-term health care companies, announced today that it has hired Steve Flatt, current President of Lipscomb University, to the newly created position as Senior Vice President of Development. Flatt, who today announced his resignation from Lipscomb, will assume his role effective June 15.

"We are extremely excited and fortunate to have Dr. Flatt joining our leadership team," NHC President and CEO Robert Adams said. "As we develop new facilities and services in the long term care sector, Steve will serve as an effective liaison between our communities and our operations." Chairman Andy Adams also stated, "NHC is committed to move forward in caring for the needs of the aging population in this nation. By 2010 our elderly population will begin to stress the resources and facilities in our communities. In 2020 over 20% in the population will be over the age of 65 compared to approximately 11% today. NHC intends to continue to be a leader in providing quality care to what has been referred to as the Greatest Generation. Steve will assist us greatly in achieving this goal."

Dr. Steve Flatt received his B.A. degree from Lipscomb and his M.A. degree and a Ph.D. from George Peabody College of Vanderbilt University. Since 1997 he has served as the President of Lipscomb. Prior to that he served as President of Ezell Harding Christian School in Nashville and Vice President of Financial Affairs and Institutional Planning at Lipscomb. Flatt currently serves on the Board of Directors for the NCAA Division 1, President of the Atlantic Sun Athletic Conference and on the Board of SunTrust Bank. He is the Immediate past chair, Board of Directors, of the Tennessee Independent College and Universities Association.NHC operates for itself and third parties 74 long-term health care centers with 9,177 beds. NHC also operates 31 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC's other services include managed care specialty medical units, Alzheimer's units, hospice and a rehabilitation services company. Additional information about NHC including the company's Form 10-K annual report and press releases is available on our web site at www.NHCcare.com

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.